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                                                                       EXHIBIT 2

                          CONVERTIBLE PROMISSORY NOTE

$31,000,000.00                                               September 16, 1999


     FOR VALUE RECEIVED, VITECH AMERICA, INC. a Florida corporation (the "Borrower"), hereby unconditionally promises to pay to the order of GATEWAY
---------
COMPANIES, INC. (the "Lender"), at its head office at 4545 Towne Centre Court,
                      ------
San Diego, CA 92121, the principal sum of THIRTY ONE MILLION DOLLARS ($31,000,000), or so much thereof as shall be outstanding, in lawful money of the United States of America and in immediately available funds, on or before March 16, 2001 (the "Maturity Date") in one lump-sum payment of $31,000,000 and
                     -------------
as provided in the Convertible Loan Agreement (defined below), and to pay interest on the unpaid principal amount hereof, in like money and funds at such office, at the rate per annum of ten percent (10%), on a quarterly basis on the 25th day of each quarter (each October 11, January 10, April 10, and July11), and as provided in the Convertible Loan Agreement.

     This Convertible Promissory Note is the Note referred to in the Convertible Loan Agreement (as in effect from time to time, the "Convertible Loan
                                                     ----------------
Agreement") dated as of the date hereof between the Borrower and the Lender, and evidences the Loan made thereunder. Capitalized terms used in this Convertible Promissory Note have the respective meanings assigned to them in the Convertible Loan Agreement.

     Unless all or part of the principal amount of this Convertible Promissory
Note is converted to the Borrower's Common Stock by the Lender on or before the Maturity Date as provided for herein, all outstanding principal and accrued interest hereunder shall be due and payable on the Maturity Date.

     Conversion:  The aggregate amount of outstanding principal of this
     ----------
Convertible Promissory Note plus all interest accrued thereon is convertible, in whole or in part, at the option of the Lender at any time prior to and including the Maturity Date into Common Stock of the Borrower, as follows:

     1.   Mechanics of Conversion.  The Lender shall notify the Borrower in
          -----------------------
writing (the "Conversion Notice"), in the manner prescribed in Section 10 of the
              -----------------
Convertible Loan Agreement, of its desire to convert all or part of the aggregate amount of principal of this Convertible Promissory Note plus interest accrued thereon. The Conversion Notice shall specify (i) the aggregate amount of principal of this Convertible Promissory Note plus interest accrued thereon to be converted (the "Conversion Amount"), and (ii) the name(s) which should
                      -----------------
appear on the stock certificate(s) to be issued by the Borrower which represent the Common Stock acquired by the Lender upon conversion.

     2.   Common Stock Issuable Upon Conversion.  Within three (3) business days
          -------------------------------------
of receipt of a Conversion Notice, the Borrower shall issue to the Lender that number of shares of Common Stock of the Lender, no par value, determined by dividing the Conversion Amount by
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$11.02 (the "Conversion Price"). The Conversion Price shall be subject to
             ----------------
adjustment as set forth below. Notwithstanding the foregoing, however, until and unless the Borrower's shareholders approve the issuance of the Excess Shares (as defined below) as may be required by and in accordance with all applicable laws, rules and regulations, the Borrower shall not be obligated to issue upon conversion of this Convertible Promissory Note and for the Territorial Rights Arrangement, in the aggregate, more than that number of shares of Common Stock equal to 19.99% of the number of shares of Common Stock of the Borrower outstanding on the Closing Date (such amount to be proportionately and equitably adjusted from time to time in the event of stock splits, stock dividends, combinations, reverse stock splits, reclassifications, capital reorganization and similar events relating to the Common Stock) (the "Maximum Share Amount") if
                                                       --------------------
the issuance of shares of Common Stock in excess of the Maximum Share Amount (such number of excess shares referred to in the aggregate as the "Excess
                                                                   ------
Shares") would constitute a breach or violation of the Borrower's obligations
------
under the rules or regulations of the Nasdaq National Market or any other principal securities exchange or market upon which the Common Stock is or becomes traded.

               A.   Adjustment for Stock Splits and Combinations.  If the
                    --------------------------------------------
Borrower shall at any time or from time to time after the issuance of this Convertible Promissory Note effect a subdivision of its outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Borrower shall at any time or from time to time after the issuance of this Convertible Promissory Note combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 2(a) shall become effective concurrent with the time the subdivision or combination becomes effective.

               B.   Adjustment for Common Stock Dividends and Distributions.  If
                    -------------------------------------------------------
the Borrower at any time or from time to time after the issuance of this Convertible Promissory Note makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction
(i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 2(b) to reflect the actual payment of such dividend or distribution.

               C.   Adjustment for Other Dividends and Distributions. If the
                    ------------------------------------------------
Borrower at any time or from time to time after the issuance of this Convertible Promissory Note makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Borrower other than shares of Common

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Stock, in each such event provision shall be made so that the holder of this
Convertible Promissory Note shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Borrower which they would have received had this Convertible Promissory Note been converted into Common Stock on the date of such event and had the holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 2 with respect to the rights of the holder of this Convertible Promissory Note or with respect to such other securities by their terms.

               D.   Adjustment for Reclassification, Exchange and Substitution.
                    ----------------------------------------------------------
If at any time or from time to time after the issuance of this Convertible Promissory Note, the Common Stock issuable upon the conversion of this Convertible Promissory Note is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 2), in any such event the holder of this Convertible Promissory Note shall have the right thereafter to convert this Convertible Promissory Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which this Convertible Promissory Note could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               E.   Reorganizations, Mergers, Consolidations or Sales of Assets.
                    -----------------------------------------------------------
If at any time or from time to time after the issuance of this Convertible Promissory Note, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 2), as a part of such capital reorganization, provision shall be made so that the holder of this Convertible Promissory Note shall thereafter be entitled to receive upon conversion of this Convertible Promissory Note the number of shares of stock or other securities or property of the Borrower to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holder of this Convertible Promissory Note after the capital reorganization to the end that the provisions of this Section 2 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Convertible Promissory Note) shall be applicable after that event and be as nearly equivalent as practicable.

               F.   Sale of Shares Below Conversion Price.
                    -------------------------------------

                         (i)  If at any time or from time to time after the
Closing Date, the Borrower issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, Additional Shares of Common Stock (as defined in subsection f(iv) below)), other than as a dividend or other distribution on any class of stock as provided in Sections 2(b) or 2(c) above, and other than a subdivision or combination of shares of Common Stock as provided in

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Section 2(a) above, for an Effective Price (as defined in subsection f(iv)
below) less than the then effective Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the Effective Price for the Additional Shares of Common Stock.

                         (ii)  For the purpose of making any adjustment required
under this Section 2(f), the consideration received by the Borrower for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Borrower after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Borrower in connection with such issue or sale but without deduction of any expenses payable by the Borrower, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined in subsection f(iii) below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Borrower for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                         (iii) For the purpose of the adjustment required under
this Section 2(f), if the Borrower issues or sells any (i) stock or other securities convertible into Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or
(ii) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities, and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, in each case the Borrower shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Borrower for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Borrower upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Borrower (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Borrower shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Borrower upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Borrower upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Borrower upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the

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Conversion Price, as adjusted upon the issuance of such rights, options or
Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Borrower upon such exercise, plus the consideration, if any, actually received by the Borrower for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Borrower (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities; provided that such readjustment shall not apply to prior conversions of the Convertible Promissory Note.

                         (iv) "Additional Shares of Common Stock" shall mean all
shares of Common Stock issued by the Borrower or deemed to be issued pursuant to this Section 2(f), whether or not subsequently reacquired or retired by the Borrower other than (A) shares of Common Stock issued upon conversion of the Convertible Promissory Note; (B) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) after the Closing Date to employees, officers or directors of, or consultants or advisors to the Borrower or any subsidiary pursuant to stock purchase or stock option plans (such plans being approved by at least one of the non-employee directors of the Borrower) or other arrangements that are approved by the Board of Directors of the Borrower (including at least one of the non-employee directors of the Borrower); and (C) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Closing Date. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Borrower under this Section 2(f), into the aggregate consideration received, or deemed to have been received by the Borrower for such issue under this Section 2(f), for such Additional Shares of Common Stock.

               g.   Certificate of Adjustment.  In each case of an adjustment or
                    -------------------------
readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of this Convertible Promissory Note, if this Convertible Promissory Note is then convertible pursuant to this Section 2, the Borrower, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate pursuant to the notice provisions of Section 10 of the Convertible Loan Agreement. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Conversion Price at the time in effect, and

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(ii) the type and amount, if any, of other property which at the time would be received upon conversion of this Convertible Promissory Note.

               h.   Notices of Record Date.  Upon (i) any taking by the Borrower
                    ----------------------
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any consolidation or merger of the Borrower with or into any other corporation or other entity or other capital reorganization of the Borrower, any reclassification or recapitalization of the capital stock of the Borrower, any merger or consolidation of the Borrower with or into any other corporation, or any sale, lease or other disposition of all or substantially all of the assets of the Borrower or any voluntary or involuntary dissolution, liquidation or winding up of the Borrower, the Borrower shall deliver notice to the holder of this Convertible Promissory Note (pursuant to the provisions of Section 9 of the Convertible Loan Agreement) at least fifteen (15) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, sale, lease, dissolution, liquidation, winding up or other disposition is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, sale, lease, dissolution, liquidation, winding up or other disposition.

               i.   Fractional Shares.  No fractional shares of Common Stock
                    -----------------
shall be issued upon conversion of this Convertible Promissory Note. If, in the aggregate, any conversion would result in the issuance of any fractional share, the Borrower shall, in lieu of issuing the fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the closing price of the Common Stock on the principal securities exchange or market on which it is then being listed) on the date of conversion.

               j.   Reservation of Stock Issuable Upon Conversion.  The Borrower
                    ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of this Convertible Promissory Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding principal and accrued but unpaid interest on this Convertible Promissory Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding principal and accrued but unpaid interest on this Convertible Promissory Note, the Borrower will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

               K.   No Dilution or Impairment.  Without the consent of the
                    -------------------------
holder of this Convertible Promissory Note, the Borrower shall not amend its articles of incorporation (except as necessary to comply with the terms of the Convertible Loan Agreement) or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance

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or performance of any of the terms to be observed or performed hereunder by the
Borrower, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holder of this Convertible Promissory Note against dilution or other impairment.

          Upon the occurrence of an Event of Default (as defined in the Convertible Loan Agreement), the principal hereof and accrued interest hereon shall become, or may be declared to be, forthwith due and payable in the manner, upon the conditions and with the effect provided in the Convertible Loan Agreement.

          The transfer of this Convertible Promissory Note may be registered on the books maintained for that purpose by or on behalf of the Borrower.

          None of the terms or provisions of this Convertible Promissory Note may be amended, modified or waived except by a written agreement duly executed on behalf of the Lender and the Borrower and specifically setting forth the provision so amended, modified or waived. No course of dealing between the Lender and the Borrower shall operate as a waiver of any right of any holder hereof and no delay on the part of the holder hereof in exercising any right hereunder shall so operate.

          The Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Convertible Promissory Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

          The Borrower may prepay all or any part of the principal amount of this Convertible Promissory Note before maturity with 30 days prior written notice to the Lender. The notice shall represent a bona-fide prepayment commitment under this Convertible Promissory Note, with the prepayment amount set forth therein deemed due and payable by the Borrower on the prepayment date set forth in the notice. At any time during the 30-day notice period, the Lender may elect to convert the portion of the principal amount of the Loan intended to be prepaid as described in the notice.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


                                        VITECH AMERICA, INC.



                                        By________________________
                                          Name:
                                          Title:

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